================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          _____________________________

                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                          _____________________________

   CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO
                               SECTION 305(b) (2)

                     WELLS FARGO BANK, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

A U.S. NATIONAL BANKING ASSOCIATION                          94-1347393
(Jurisdiction of incorporation or
(I.R.S. Employer
organization if not a U.S. national
Identification No.)
bank)

420 MONTGOMERY STREET
SAN FRANCISCO, CA                                             94163
(Address of principal executive offices)                    (Zip code)

                              WELLS FARGO & COMPANY
                          Law Department, Trust Section
                                  MAC N9305-172
                  Sixth Street and Marquette Avenue, 17TH floor
                          Minneapolis, Minnesota 55479
                       (612) 667-1234 (Agent for Service)
                          _____________________________

                      GMACM HOME EQUITY LOAN TRUST 2005-HE1
               (Exact name of obligor as specified in its charter)

DELAWARE                                                        NOT YET RECEIVED
(State or other jurisdiction of
(I.R.S. Employer
incorporation or organization)
Identification No.)

C\O WILMINGTON TRUST
RODNEY SQUARE NORTH
1100 NORTH MARKET STREET
WILMINGTON, DE                                                      19890-0001
(Address of principal executive offices)                            (Zip code)
                          _____________________________
            GMACM HOME EQUITY LOAN-BACKED TERM NOTES, SERIES 2005-HE1
                       (Title of the indenture securities)
================================================================================

Item 1. General Information.Furnish the following information as to the trustee:

               (a)    Name  and  address  of  each   examining  or   supervising
                      authority to which it is subject.

                      Comptroller of the Currency
                      Treasury Department
                      Washington, D.C.

                      Federal Deposit Insurance Corporation
                      Washington, D.C.

                      The Board of Governors of the Federal Reserve System Washington, D.C.

               (b) Whether it is authorized to exercise corporate trust powers.

                      The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

               None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15.  Foreign Trustee.   Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

               Wells Fargo Bank, N.A. incorporates by reference into this Form T-1 the exhibits attached hereto.


               Exhibit 1. A copy of the Articles of  Association  of the trustee now in effect. *

               Exhibit 2. A copy of the Comptroller of the Currency  Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated November 28, 2001. *

               Exhibit 3. A copy of the authorization of the trustee to exercise corporate trust powers. A copy of the Comptroller of the Currency Certificate of Corporate Existence (with Fiduciary Powers) for Wells Fargo Bank, National Association, dated November 28, 2001. *

               Exhibit 4. Copy of By-laws of the trustee as now in effect. *

               Exhibit 5. Not applicable.

               Exhibit 6. The consents of United States  institutional  trustees required by Section 321(b) of the Act.

               Exhibit 7.  Attached is a copy of the latest  report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

               Exhibit 8.    Not applicable.

               Exhibit 9.    Not applicable.


* Incorporated by reference to exhibit number 25 filed with registration statement number 333-87398.

                                    SIGNATURE


        Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Columbia and State of Maryland on the 17th day of March, 2005.






                                 WELLS FARGO BANK, NATIONAL ASSOCIATION



                                 By:  /s/Peter A. Gobell
                                 Name:  Peter A. Gobell
                                 Title:  Vice President

                                    EXHIBIT 6



March 17, 2005


Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





                                  WELLS FARGO BANK, NATIONAL ASSOCIATION



                                  By:  /s/Peter A. Gobell
                                  Name:   Peter A. Gobell
                                  Title:  Vice President

                                    EXHIBIT 7



                             Consolidated Report of Condition of

                      Wells Fargo Bank National Association
                of 420 Montgomery Street, San Francisco, CA 94163
                     And Foreign and Domestic Subsidiaries,

 at the close of business December 31, 2004, filed in accordance with 12 U.S.C.
                           ss.161 for National Banks.


                                                                Dollar Amounts
                                                                 In Millions
                                                                 ______________
ASSETS
Cash and balances due from depository institutions:
        Noninterest-bearing balances and currency and coin             $ 12,653
        Interest-bearing balances                                         3,281
Securities:
        Held-to-maturity securities                                           0
        Available-for-sale securities                                    28,571
Federal funds sold and securities purchased under agreements to resell:
        Federal funds sold in domestic offices                            2,544
        Securities purchased under agreements to resell                   1,114
Loans and lease financing receivables:
        Loans and leases held for sale                                   33,027
        Loans and leases, net of unearned income                        246,371
        LESS: Allowance for loan and lease losses                         2,428
        Loans and leases, net of unearned income and allowance          243,943
Trading Assets7,177
Premises and fixed assets (including capitalized leases)                  3,386
Other real estate owned                                                     134
Investments in unconsolidated subsidiaries and associated companies         343
Customers' liability to this bank on acceptances outstanding                137
Intangible assets
        Goodwill                                                          8,614
        Other intangible assets                                           8,582
Other assets                                                             12,750

                                                                    ___________
Total assets                                                           $366,256
                                                                    ===========
LIABILITIES
Deposits:
        In domestic offices                                            $264,717
               Noninterest-bearing                                       78,210
               Interest-bearing                                         186,507
        In foreign offices, Edge and Agreement subsidiaries, and IBFs    16,987
               Noninterest-bearing                                            4
               Interest-bearing                                          16,983
Federal funds purchased and securities sold under agreements to repurchase:
        Federal funds purchased in domestic offices                      10,533
        Securities sold under agreements to repurchase                    3,258

                                                                Dollar Amounts
                                                                In   Millions
                                                               _______________

Trading liabilities                                                      4,727
Other borrowed money
        (includes mortgage indebtedness and
         obligations under capitalized leases)                          14,870
Bank's liability on acceptances executed and outstanding                   137
Subordinated notes and debentures                                       45,119
Other liabilities                                                       11,158
                                                                       _______
Total liabilities                                                     $331,506

Minority interest in consolidated subsidiaries                              55

EQUITY CAPITAL

Perpetual preferred stock and related surplus                                0
Common stock                                                               520
Surplus (exclude all surplus related to preferred stock)                24,521
Retained earnings                                                        8,976
Accumulated other comprehensive income                                     678
Other equity capital components                                              0

                                                                      ________
Total equity capital                                                    34,695

                                                                      ________
Total liabilities, minority interest, and equity capital              $366,256
                                                                      ========

I, James E. Hanson, Vice President of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.


                                                          James E.Hanson
                                                          Vice President

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Directors:
Carrie L. Tolstedt
Howard Atkins
John Stumpf